Exhibit 99.1
NEWS RELEASE
RAMBUS RAISES THIRD QUARTER GUIDANCE
LOS ALTOS, Calif. — September 15, 2009 — Rambus Inc. (NASDAQ:RMBS), one of the world’s premier technology licensing companies specializing in high-speed memory architectures, announced today that it was updating its revenue and expense guidance for the quarter ending September 30, 2009. The Company expects revenue for the quarter to be between $27 million and $28 million. Rambus had initially provided revenue guidance for the quarter of $22 million to $25 million. Adjusted operating expenses for the quarter, excluding stock-based compensation expenses and any stock-based compensation restatement expenses or benefits, are expected to be between $41 million and $44 million, due to a delay in litigation-related spending and lower engineering expenses. Rambus’ previous guidance for adjusted operating expenses, excluding stock-based compensation expenses and any stock-based compensation restatement expenses or benefits, was $44 million to $49 million.
“Semiconductor shipments rose to meet current OEM demand, after an overcorrection earlier this year, driving an increase in our variable royalty payments and consequently higher expected revenue for the quarter,” said Harold Hughes, president and chief executive officer at Rambus. “Concurrently, the rescheduling of the price-fixing trial, combined with lower engineering spending, drove a downward revision in our anticipated operational expenses.”
Forward Looking Statements and Other Information
This press release contains forward-looking statements related to our revised guidance and expected results of operations for the quarter ending September 30, 2009. Actual results may differ materially from those contained in the forward-looking statements. Please refer to the documents Rambus files with the SEC, including Rambus’ most recent Form 10-K and Form 10-Q and the Current Report on Form 8-K filed by Rambus regarding the adoption of FASB Staff Position APB 14-1. These SEC filings contain and identify important factors that could cause Rambus’ consolidated financial results to differ materially from those contained in Rambus’ forward-looking statements. Although Rambus believes that the expectations reflected in the forward-looking statements are reasonable, Rambus cannot guarantee future results, levels of activity, performance, or achievements. Rambus is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results. Our business generally is subject to a number of risks which are described more fully in our SEC filings including our Forms 10-K and 10-Q.
The Company’s presentation of guidance on adjusted operating expenses excludes the generally accepted accounting principles (GAAP) measures of stock-based compensation expenses and any stock-based compensation restatement expenses or benefits, which the Company is unable to estimate at this time. The Company believes the presentation of adjusted operating expenses provides management and investors with meaningful information to understand and analyze the Company’s third quarter guidance. However, this presentation should not be considered in isolation or as a substitute for the comparable GAAP measurement, when available.

About Rambus Inc.
Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed memory architectures. Since its founding in 1990, the Company’s patented innovations, breakthrough technologies and renowned integration expertise have helped industry-leading chip and system companies bring superior products to market. Rambus’ technology and products solve customers’ most complex chip and system-level interface challenges enabling unprecedented performance in computing, communications and consumer electronics applications. Rambus licenses both its world-class patent portfolio as well as its family of leadership and industry-standard interface products. Headquartered in Los Altos, California, Rambus has regional offices in North Carolina, India, Germany, Japan, Korea and Taiwan. Additional information is available at www.rambus.com.
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RMBSFN
Press Contact:
Linda Ashmore
Rambus Public Relations
(650) 947-5411
lashmore@rambus.com